JOINT FILING AGREEMENT

In accordance with Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of CarePayment Technologies, Inc., an Oregon corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Section 13d-l(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

DATED EFFECTIVE: February 14, 2012.

AEQUITAS MANAGEMENT, LLC

By:	/s/ Andrew S. Craig
Andrew S. Craig, General Counsel

AEQUITAS HOLDINGS, LLC

By:	/s/ Andrew S. Craig
Andrew S. Craig, General Counsel

AEQUITAS CAREPAYMENT FOUNDERS FUND, LLC

By:	/s/ Andrew S. Craig
Andrew S. Craig, General Counsel

AEQUITAS CATALYST FUND, LLC

By:	/s/ Andrew S. Craig
Andrew S. Craig, General Counsel

AEQUITAS CAPITAL MANAGEMENT, INC.

By:	/s/ Andrew S. Craig
Andrew S. Craig, General Counsel

AEQUITAS COMMERCIAL FINANCE, LLC

By:	/s/ Andrew S. Craig
Andrew S. Craig, General Counsel